                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement") is entered into as of September 30, 1996 by and between Dennis Marrano ("Marrano") and Total Control Products, Inc., an Illinois corporation (the "Company").

                                R E C I T A L S:

     A. The Company desires to employ Marrano as the Senior Vice President of Operations of the Company and Marrano desires to be so employed by the Company, all on the terms and subject to the conditions set forth herein.

     B. The Company desires to bind Marrano to certain restrictive covenants and Marrano agrees to be so bound, all on the terms and subject to the conditions set forth herein.

                               A G R E E M E N T :

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. TERM. Subject to the terms and conditions set forth herein and unless sooner terminated as hereinafter provided, the Company shall employ Marrano and Marrano agrees to serve as an employee of the Company from the date hereof to and including September 30, 1997 (the "Employment Term"). After the expiration of the Employment Term, Marrano's employment hereunder shall automatically renew for successive one year periods (each, a "Renewal Term") unless either party hereto delivers written notice to the other party hereto, at least ninety (90) days prior to the expiration of the Employment Term or any Renewal Term thereof, as the case may be, of his or its desire to terminate Marrano's employment with the Company. The Employment Term and any Renewal Term thereof are collectively referred to herein as the "Term".

     2. EMPLOYMENT DUTIES. During the Term, Marrano shall serve as the Senior Vice President of Operations of the Company. Marrano shall report directly to the President of the Company and shall be responsible for all aspects of the Company's manufacturing and customer service activities. Marrano shall faithfully, diligently and competently perform such duties and responsibilities and shall perform such other duties and responsibilities as may from time to time be assigned to him by the President or the Board of Directors of the Company (the "Board").

     3. COMPENSATION. As compensation for the services to be performed and the duties and responsibilities to be assumed by Marrano during the Term, the Company shall pay to Marrano the following compensation:



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          (a)  A salary (the "Salary") in an amount equal to $110,000 per annum.
     The Company shall review the Salary payable to Marrano on January 1 of each year during the Term beginning on January 1, 1997 and any increases in Salary shall be made at the sole discretion of the Company. The Salary shall be payable to Marrano in accordance with the Company's ordinary payment practices for salaried employees.

          (b) Marrano shall be entitled to participate in the Company's executive bonus plan (the "Bonus") on the same terms as the participation of other executives of the Company; provided, however, that in addition to the Bonus payable to Marrano for the Company's fiscal year ending March 31, 1997, the Company shall pay Marrano a bonus in the amount equal to $7,500. In no event shall any Bonus be paid to Marrano for any fiscal year of the Company unless Marrano is employed throughout the entire fiscal year. The Bonus shall be determined from the Company's internal accounting records, which shall be finally approved by the Board or any compensation committee thereof. The Bonus awarded to Marrano in respect of any particular fiscal year shall be paid at the same time as bonuses are paid to other executives of the Company.

     4.   BENEFITS.

          (a) During the Term, Marrano shall be entitled to participate in such employee benefit plans and programs as are maintained by the Company, to the extent that his position, tenure, compensation, age, health and other qualifications make him eligible to participate. The Company does not promise the adoption or continuance of any particular plan or program during the Term, and Marrano's (and his dependents') participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable thereto.

          (b) During the Term, Marrano shall be entitled to such other fringe benefits as are provided to employees of the Company with comparable positions, tenure and compensation as Marrano.

     5. REIMBURSEMENT OF EXPENSES. During the Term, Marrano shall be entitled to prompt reimbursement for ordinary, necessary and reasonable out-of-pocket trade or business expenses which Marrano incurs in connection with performing his duties under this Agreement. The reimbursement of all such expenses shall be made upon presentation of evidence reasonably satisfactory to the Company of the amounts and nature of such expenses and shall be subject to the reasonable approval of the Board.

     6. RESTRICTIVE COVENANTS. Marrano acknowledges and agrees that (a) through his continuing services to the Company, he will learn valuable trade secrets and other proprietary information relating to the Company's business;
(b) Marrano's services to the Company are unique in nature; (c) the Company's business is national in scope; and (d) the Company would be irreparably damaged if Marrano was to provide services to any person or entity in violation of the restrictions contained in this Agreement. Accordingly, as an inducement to the Company to enter

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


into this Agreement, Marrano agrees that during the Term and for one year thereafter (such period being referred to herein as the "Restricted Period"), Marrano shall not, directly or indirectly, either for himself or for any other person or entity, without the prior written consent of the Company:

          (a) anywhere in the United States, engage or participate in, or assist, advise or be connected with (including as an employee, owner, partner, shareholder, officer, director, advisor, consultant, agent or (without limitation by the specific enumeration of the foregoing) otherwise), or permit his name to be used by or render services for, any person or entity engaged in, or making plans to engage in, a business that competes with the business conducted by, or proposed to be conducted by, the Company (a "Competing Business");

          (b) take any action which might divert from the Company or any of its Affiliates (as defined herein) any opportunity (each, an "Opportunity") which would be within the scope of the Company's or such Affiliate's then business and shall offer each Opportunity to the Company, which the Company may, in its sole discretion, decide to pursue or not;

          (c) solicit, attempt to solicit, aid in the solicitation of or accept any orders from any person or entity who is or has been a customer of the Company or its Affiliates, at any time during the period beginning one year prior to the date hereof through the Restrictive Period, to purchase products or services from any person or entity which products or services could have been supplied or performed, as the case may be, by the Company or its Affiliates (other than from the Company or its Affiliates);

          (d) solicit, attempt to solicit or aid in the solicitation of any person or entity who is or has been a customer, supplier, licensor, licensee or person or entity having any other business relationship with the Company or any of its Affiliates, at any time during the period beginning one year prior to the date hereof through the Restrictive Period, to cease doing business with or alter its business relationship with the Company or its Affiliates; or

          (e) solicit or hire any person or entity who is a director, officer, employee, independent contractor or agent of the Company or any of its Affiliates to perform services for any person or entity other than the Company or its Affiliates or to terminate his or her employment with the Company or its Affiliates.

     As used herein, an "Affiliate" shall mean and include any person or entity which controls a party, which such party controls or which is under common control with such party. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

     7. DISCLOSURE OF CONFIDENTIAL INFORMATION. Marrano recognizes that he will occupy a position of trust and confidence with the Company as to Confidential Information (as herein defined) pertaining to the Company and its Affiliates. As an inducement for the Company to enter into this Agreement, Marrano therefore agrees that:

          (a) for the longest period permitted by law from the date of this Agreement, Marrano and each Affiliate of Marrano shall hold in the strictest confidence and shall not, other than as required by law, without the prior written consent of the Company, use for his own benefit or that of any third party or disclose to any person, firm or corporation (except the Company, an Affiliate of the Company or employees of the Company and its Affiliates) any Confidential Information. For purposes of this Agreement, intending that the term shall be broadly construed to include anything protectible as a trade secret under applicable law, "Confidential Information" shall mean all information, and all documents and other tangible items which record information relating to or useful in connection with the Company's business (including the business of any of the Company's Affiliates), which at the time or times concerned is protectible as a trade secret under applicable law, and which has been or is from time to time disclosed to or known by Marrano.

          (b) Marrano and each Affiliate of Marrano (and if deceased, their personal representatives) shall promptly following a request therefor from the Company return to the Company, without retaining copies, all tangible items which are or which contain Confidential Information. Marrano shall also surrender all computer print-outs, laboratory books, floppy disks and other such media for storing software and information, work papers, files, client lists, telephone and/or address books, rolodex cards, internal memoranda, appointment books, calendars, keys and other tangible things entrusted to Marrano by the Company or authored in whole or in part by Marrano within the scope of his duties to the Company even if such things do not contain Confidential Information; and

          (c) at the request of the Company made at any time or from time to time hereafter, Marrano and each Affiliate of Marrano (and if deceased, their personal representatives) shall make, execute and deliver all applications, papers, assignments, conveyances, instruments or other documents and shall perform or cause to be performed such other lawful acts as the Company may reasonably deem necessary or desirable to implement any of the provisions of this Agreement, and shall give testimony and cooperate with the Company, its Affiliates or their respective representatives in any controversy or legal proceedings involving the Company, its Affiliates or their respective representatives with respect to any Confidential Information.

     8. INVENTIONS. Marrano acknowledges that in his capacity as an executive officer of the Company, he will be involved in (i) the conception or making of improvements, discoveries, inventions or the like (whether patentable or unpatentable and whether or not reduced to practice), (ii) the authorship of copyrightable works or (iii) the development of trade secrets relating to the Company. Marrano acknowledges that all such intellectual property is the exclusive property of the Company. Marrano hereby waives any rights he may have in or to such intellectual property, and Marrano hereby assigns to the Company all right, title and interest in and to such intellectual property. At the Company's request and at no expense to Marrano, Marrano shall execute and deliver all such papers, including, without limitation, any assignment documents, and shall provide such cooperation as may be necessary or desirable, or as the Company may reasonably request, in order to enable the Company to secure and exercise its rights to such intellectual property.

     9. SPECIFIC PERFORMANCE. Marrano agrees that any violation by him of Sections 6, 7 or 8 of this Agreement would be highly injurious to the Company and its Affiliates and would cause irreparable harm to the Company and its Affiliates. By reason of the foregoing, Marrano consents and agrees that if he violates any provision of Sections 6, 7 or 8 of this Agreement, the Company and its Affiliates shall be entitled, in addition to any other rights and remedies that it may have, to apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any continuing violation of, the provisions of such section. In the event Marrano breaches a covenant contained in this Agreement, the Restricted Period applicable to Marrano with respect to such breached covenant shall be extended for the period of such breach. Marrano also recognizes that the territorial, time and scope limitations set forth in Sections 6 and 7 are reasonable and are properly required for the protection of the Company and its Affiliates and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Company and Marrano agree, and Marrano submits, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances. Marrano represents, warrants and acknowledges that he has available to him sufficient other means of support so that observance of the covenants contained in Sections 6, 7 and 8 shall not deprive him of his ability to earn a livelihood or support his dependents.

     10. TERMINATION FOR CAUSE. During the Term, Marrano's employment with the Company may be terminated by the Board "for cause", which shall include (a) Marrano's conviction for, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (b) Marrano's commission of an act which the Board, in its reasonable discretion, determines involved personal dishonesty or fraud involving personal profit in connection with Marrano's employment with the Company; (c) Marrano's commission of an act which the Board shall have found to have involved willful misconduct or gross negligence on the part of Marrano in the conduct of his duties hereunder; or (d) Marrano's breach of any material provision of this Agreement. In the event of termination under this Section 10, the Company's obligations under this Agreement shall cease and Marrano shall forfeit all his rights to receive any compensation or benefits under this Agreement, except that Marrano shall be entitled to his Salary and benefits for services already performed as of the date of termination of Marrano's employment hereunder.

     11. GOOD REASON. Marrano shall be entitled to terminate his employment hereunder at any time for Good Reason. For the purposes of this Agreement, Marrano shall have "Good Reason" to terminate his employment hereunder upon (i) a significant demotion or material adverse change in his duties and responsibilities; (ii) a significant reduction in Salary or in fringe benefits provided to him; (iii) a requirement to relocate, except for office relocations that would

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

not increase Marrano's one-way commute distance by more than fifty (50) miles from the most recent principal residence selected by Marrano prior to notice of relocation; or (iv) a material breach by the Company of its agreements and covenants set forth herein.

     12.  DEATH OR DISABILITY.

          (a)  This Agreement shall terminate upon Marrano's death.

          (b) If Marrano becomes permanently disabled (determined as provided below) during the Term, his employment with the Company shall terminate as of the date such permanent disability is determined. Marrano shall be considered to be permanently disabled for purposes of this Agreement if he is unable by reason of accident or illness (including mental illness) to perform the material duties of his regular position with the Company and is
     (i) not expected to recover from his disability within a period of six (6) months from the commencement of the disability; or (ii) not expected to be able to perform his material duties of his regular position with the Company for a period of six (6) months in any consecutive twelve (12) month period as a result of the same disability. If at any time Marrano claims or is claimed to be permanently disabled, a physician acceptable to both Marrano, or his personal representative, and the Company (which acceptances shall not be unreasonably withheld) shall be retained by the Company and shall examine Marrano. Marrano shall cooperate fully with the physician. If the physician determines that Marrano is permanently disabled, the physician shall deliver to the Company a certificate certifying both that Marrano is permanently disabled and the date upon which the condition of permanent disability commenced. The determination of the physician shall be conclusive.

          (c) Except as otherwise provided in Section 13 below, Marrano's right to his compensation and benefits under this Agreement shall cease upon his death or disability, except that Marrano (or his estate or heirs) shall be entitled to his Salary and a pro rata portion of his Bonus and benefits for services already performed as of the date of his death or disability.

     13. EFFECT OF TERMINATION. If the Company terminates Marrano's employment hereunder for any reason other than cause, but including upon the decision of the Company not to renew the term of Marrano's employment hereunder pursuant to
Section 1 of this Agreement, or if Marrano terminates his employment hereunder for Good Reason, the Company shall pay Marrano an amount equal to $150,000 in one lump sum payment. If Marrano terminates his employment with the Company for any reason whatsoever other than for Good Reason, the Company's obligations under this Agreement shall cease and Marrano shall forfeit all his rights to receive any compensation or benefits under this Agreement, except that Marrano shall be entitled to his Salary and benefits for services already performed as of the date of termination of this Agreement.

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

     14.  MISCELLANEOUS.

          (a) All notices required or permitted to be given hereunder shall be in writing and shall be deemed given (i) when delivered in person at the time of such delivery or by telecopy with receipt of transmission indicating the date and time (provided, however, that notice delivered by telecopy shall only be effective if such notice is also delivered by hand or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by telecopy), (ii) when received if given by a nationally recognized overnight courier service or (iii) two (2) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:

               if to Marrano:

               Dennis Marrano
               4N762 Country Club Dr.
               -----------------------
               West Chicago, IL 60185
               -----------------------
               Fax:

               with a copy to:

               ------------------

               ------------------

               ------------------
               Attn:
               Fax:

               If to the Company:

               Total Control Products, Inc.
               2001 N. Janice Avenue
               Melrose Park, Illinois 60160
               Attn:     Nic Gihl, President
               Fax: (708) 345-5670

               with a copy to:

               D'Ancona & Pflaum
               30 North LaSalle, Suite 2900
               Chicago, Illinois 60602
               Attention: Michel Feldman
               Telecopier: (312) 580-0923

     and/or to such other address or addressees as may be designated by notice given in accordance with the provisions hereof.


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


          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. As to Marrano, this Agreement is a personal service contract and shall not be assignable by Marrano, but all obligations and agreements of Marrano hereunder shall be binding upon and enforceable against Marrano and Marrano's personal representatives, heirs, legatees and devices.

          (c) The parties adopt the Recitals to this Agreement and agree and affirm that construction of this Agreement shall be guided thereby; this Agreement contains all of the agreements between the parties with respect to the subject matter hereof; and this Agreement supersedes all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

          (d) No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless so provided in the waiver.

          (e) If any provisions of this Agreement (or portions thereof) shall, for any reason, be invalid or unenforceable, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect.

          (f) The section or paragraph headings or titles herein are for convenience of reference only and shall not be deemed a part of this Agreement.

          (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

          (h) Notwithstanding anything to the contrary contained herein, Marrano's rights and obligations under Sections 6, 7, 8, 9 and 13 shall survive the expiration or termination of this Agreement.

          (i) This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Illinois applicable to contracts made in that State (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          (j) Marrano hereby expressly submits and consents in advance to the jurisdiction of the federal and state courts of the State of Illinois for all purposes in connection with any action or proceeding arising out of or relating to this Agreement.

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


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                              /s/ Dennis Marrano
                              ----------------------------------
                              Dennis Marrano

                              THE COMPANY:

                              TOTAL CONTROL PRODUCTS, INC.


                              By: /s/ Nicholas Gihl
                                  -----------------------------
                                   Nic Gihl, President



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